Exhibit 5.2

Faegre Drinker Biddle & Reath LLP 1144 15th Street, Suite 3400 Denver, Colorado 80202 +1 303 607 3500 main +1 303 607 3600 fax

April 19, 2023

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, CO 80634

Ladies and Gentlemen:

We have acted as local Minnesota counsel to Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $1,000,000,000 principal amount of the Company’s 6.250% Senior Notes due 2033 (the “Notes”), and the guarantees of such Notes (each, a “Guarantee” and, collectively, the “Guarantees”) by Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry LLC, Gold’n Plump Farms, LLC, and JFC LLC (collectively, the “Guarantors”), pursuant to the Company’s automatic shelf registration statement on Form S-3ASR, File No. 333-270754 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 22, 2023. Gold’n Plump Poultry LLC, Gold’n Plump Farms, LLC, and JFC LLC are collectively known as the “Minnesota Guarantors” and each a “Minnesota Guarantor.”

The Notes and related Guarantees are being issued pursuant to an Indenture (the “Base Indenture”), among the Company, the Guarantors and Regions Bank, as trustee (the “Trustee”), dated as of April 19, 2023, as supplemented by the first supplemental indenture thereto, dated April 19, 2023 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In that capacity and for purposes of rendering the opinions set forth below, we have reviewed originals or facsimile or electronic copies, certified or otherwise identified to our satisfaction, of the following documents:

(i) the Registration Statement, including the base prospectus, dated March 22, 2023, set forth therein;

(ii) the prospectus supplement, dated April 4, 2023, to the above-mentioned base prospectus relating to the Notes and the Guarantees and filed with the Commission pursuant to Rule 424 under the Securities Act;

(iii) an executed copy of the Indenture, including the form of the Notes attached thereto;

(iv) the Underwriting Agreement, dated as of April 4, 2023, among the Company, the Guarantors, and Barclay’s Capital Inc., BofA Securities Inc., BMO Capital Markets Corp., Citigroup Global Market Inc., Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representative of the several Underwriters named therein;

(v) the articles of organization of each Minnesota Guarantor, as certified by the Minnesota Secretary of State as of December 15, 2022 (collectively, the “Articles of Organization”), the operating agreement of each Minnesota Guarantor (collectively, the “Operating Agreements”), and the resolutions of the sole member of each Minnesota Guarantor authorizing the Guarantees dated March 22, 2023, together with a certificate of the Secretary or an Assistant Secretary of each Minnesota Guarantor dated the date hereof certifying as to, among other things, such documents and the incumbency of officers of such Minnesota Guarantor (collectively, the “Secretary’s Certificates”); and

(v) a good standing certificate for each Minnesota Guarantor dated as of the date hereof from the Secretary of State of the State of Minnesota (collectively, the “Good Standing Certificates”).

For purposes of this opinion letter, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, agreements, instruments, and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

(1) Each Minnesota Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Minnesota.

(2) Each Minnesota Guarantor has the limited liability company power to execute and deliver the Indenture and to perform its obligations thereunder (including the Guarantee by such Minnesota Guarantor of the Notes).

(3) The execution and delivery by each Minnesota Guarantor of the Indenture, and the performance by such Minnesota Guarantor of its obligations thereunder, including the Guarantee by such Minnesota Guarantor of the Notes, have been properly authorized by all necessary limited liability company action on the part of such Minnesota Guarantor.

(4) Each Minnesota Guarantor has duly executed and delivered the Indenture.

ASSUMPTIONS, QUALIFICATIONS AND EXCEPTIONS

In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications, and exceptions to which such opinions are subject:

A. We have relied solely on the Good Standing Certificates as to the opinion set forth in paragraph (1) above, and we have assumed that no act triggering dissolution of any Minnesota Guarantor has occurred that is not reflected in such certificates.

B. As to the accuracy of all relevant factual matters, we have relied on the assumptions set forth herein and the statements and information set forth in the Secretary’s Certificates, in each case without independent verification thereof or other investigation; provided, however, that our Primary Lawyers have no Actual Knowledge concerning the factual matters upon which reliance is placed that would render such reliance unreasonable. For purposes hereof, the term “Primary Lawyers” means lawyers in this firm who have given substantive legal attention to representation of the Minnesota Guarantors in connection with this matter, and the term “Actual Knowledge” means the conscious awareness by such Primary Lawyers at the time this opinion letter is delivered of facts or other information without any other investigation.

C. This opinion letter is limited to the laws of the State of Minnesota, and we express no opinion as to the effect of any other laws.

D. We have assumed without investigation, the following: (i) natural persons who are involved on behalf of the Minnesota Guarantors have sufficient legal capacity to enter into and perform the transactions contemplated by the Indenture and to carry out their role in such transactions; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document, including electronic signatures, are genuine; (iii) documents reviewed by us, including the Indenture, would be enforced as written; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, agreements, instruments and certificates we have reviewed; and (v) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

E. This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof and will be incorporated by reference into the Registration Statement, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing, including any changes in laws or the interpretation thereof, or any changes in facts, subsequent to the delivery of this opinion letter. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Guarantors, the Indenture, the Notes, or the Guarantees.

F. The opinions expressed above do not address any of the following legal issues: (i) compliance with fiduciary duty and conflict of interest requirements; and (ii) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company and to being named in the Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit. We hereby also consent to the reliance on this opinion by White & Case LLP solely for purposes of the opinion it proposes to deliver to you in connection with the Registration Statement.

Very truly yours, FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman, Partner

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